UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 1, 2007
Date of Report (Date of earliest event reported)

JACKSON VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52069	98-0466350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 310, 2174 York Avenue Vancouver, British Columbia, Canada	V6K 1C3
(Address of principal executive offices)	(Zip Code)

(604) 734-7026
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01          Entry Into a Material Definitive Agreement.

Pursuant to the terms and conditions of a certain Share Exchange Agreement dated for reference as fully executed on February 1, 2007 (the "Share Exchange Agreement"), as entered into among Jackson Ventures, Inc. (the "Company"), i-level Median Systems Limited ("i-level Media Systems"), a private British Virgin Islands company, and the shareholders of i-level Media Systems (collectively, the "Vendors"), the Company therein agreed to acquire all of the issued and outstanding shares of i-level Media Systems Limited (collectively, the "Purchased Shares") from the Vendors (collectively, the "i-level Acquisition"). The following summary of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Exchange Agreement ; a copy of which is filed as an exhibit hereto.

The total purchase price for the Purchased Shares under the Share Exchange Agreement consists of the issuance by the Company to the Vendors of an aggregate of 27,000,000 post-forward split restricted common shares in the capital of the Company; the Company having recently completed a forward stock split on a 10.25 new for one old share basis (the "Post-Forward Split"); together with the agreement of the current founders of the Company to surrender for cancellation an aggregate of 41,000,000 post-forward shares of common stock held by the same in the Company.

Under the terms and conditions of the Share Exchange Agreement the Company, on its behalf and on behalf of certain investors (each a "Lender"), has agreed to use its commercially reasonable efforts to advance, by way of a loan or loans to i-level Media Systems (the "Loan"), an aggregate principal sum of up to $1,500,000 within five business days of the closing of the proposed private placement financing described below. Interest on any such Loan will accrue at a rate of 9% per annum, compounded semi-annually and not in advance, and the Loan matures 180 calendar days from the date of the advancement of the principal sum. The principal sum and interest on the Loan will be secured by way of a senior, subordinated (subordinated only to i-level Media Systems' existing bank indebtedness), fixed and floating charge on all of the assets of i-level Media Systems. Under the terms of the Share Exchange Agreement each of the Lenders will have the right and option, exercisable until the close of business on the date of maturity of the Loan, to convert any principal sum, interest or any other sum owing under the Loan to such Lender into Post-Forward Split units of the Company (each a "Loan Unit") at a deemed settlement price of $0.10 per Loan Unit, with each Loan Unit being comprised of one Post-Forward Split common share and one-quarter of one Post-Forward Split non-transferable share purchase warrant of the Company, and with each such whole Loan Unit warrant being exercisable for a period of six months from the date of issuance of the Loan Units at an exercise price of $0.50 per warrant common share. The Lenders will have the right to convert after the date of maturity at the discretion of the Company.

In accordance with the terms and conditions of the Share Exchange Agreement, and at the closing of the proposed i-level Acquisition, it is presently expected that an aggregate of $309,507.50 in principal and interest currently owing by i-level Median Systems to certain of its creditors is expected to be settled through the issuance of Post-Forward Split common shares of the Company at a deemed settlement price of $0.30 per common share.

In addition, at the closing of the i-level Acquisition the Company has agreed to raise, by way of a private placement of common shares or units (each a "Unit") of the Company (the "Private Placement"), a minimum of $1,000,000 and a maximum of $5,000,000 at a subscription price of not less than $0.50 per Post-Forward Split Unit, with each Unit being comprised of not greater than one Post-Forward Split common share and one-half of one Post-Forward Split non-transferable share purchase warrant of the Company, and with each such whole warrant being exercisable for not greater than one additional common share of the Company for a period of nine months from the date of issuance of the Units at an exercise price of $1.00 per Unit. Not less than $1,000,000 from the Private Placement is to be advanced by the Company to i-level Systems at the closing of the proposed purchase and sale of the Purchased Shares. The parties also agreed that up to $1,000,000 from the Private Placement may take the form of the Loan described above.

Each of the parties has agreed that they will not, until the earlier of the closing of the proposed purchase and sale of the Purchased Shares or the termination of the i-level Acquisition, approach or consider any other potential purchasers, or entertain or accept any offer or proposal for the proposed sale of any interest in the Purchased Shares or the assets or the respective business interests of the Company or i-level Media Systems, as the case may be, without the prior written consent of the other party.

The Share Exchange Agreement contains customary representations and warranties, closing and termination provisions. The closing of the proposed i-level Acquisition is subject to the satisfaction of a number of conditions customary for transactions of this type, including the delivery of all required documentation, the completion of due diligence by each of the parties, the receipt of all applicable consents and approvals and the closing of the i-level Acquisition on or before March 31, 2007. In addition, and in the event that a party is in default under any of the provisions of the Share Exchange Agreement, the non-defaulting party may give notice to the defaulting party in respect of such default and within 14 calendar days of such notice, the defaulting party is required to either (i) cure the default or commence proceedings to cure the default or (ii) give the non-defaulting party notice that it denies that such default has occurred and that it is submitting the question to arbitration in accordance with the terms of the Share Exchange Agreement.

The Company is informed that i-level Media Systems is the sole investor and owner of i-level Softcomm (Shanghai) Company Ltd. ("i-level Softcomm"), a wholly foreign owned enterprise formed under the laws of the People's Republic of China (the "PRC"). The Company is also informed that i-level Softcomm is a development stage company that is devoting substantially all of its efforts to establishing a new business in the City of Shanghai, in the PRC, which involves selling out-of-home video advertising timeslots on its network of flat-panel video advertising display units installed in taxis.

The Share Exchange Agreement is being filed as Exhibit 10.1 to this Current Report.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01          Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired.

Not applicable.

(b)       Pro forma financial information.

Not applicable.

(c)       Shell company transactions.

Not applicable.

(d)       Exhibits.

Submitted herewith:

Exhibit	Description
10.1	Share Exchange Agreement between Jackson Ventures, Inc., i-level Media Systems Limited and the Vendors of i-level Media Systems Limited dated for reference as fully executed on February 1, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON VENTURES, INC.
DATE: February 5, 2007.	By: /s/ "Adrian C. Ansell" _______________________________ Name: Adrian C. Ansell Title: Secretary, Treasurer, Chief Financial Officer and a director

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